UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2025

EMBECTA CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-41186	87-1583942
(Commission File Number)	(IRS Employer Identification No.)

300 Kimball Drive, Suite 300, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosure.
Embecta Corp. (the "Company") is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of a press release (the “Press Release”) and investor presentation (“Investor Presentation”), with such Investor Presentation to be given at meetings with institutional investors, analysts, members of the press and the general public and others at a publicly available webcast meeting on May 22, 2025 (the “Investor Day Meeting”). During the course of the Investor Day Meeting, members of the Company’s leadership intend to discuss the Company’s strategy, value creation opportunities and it’s long range financial plan.
Copies of the Press Release and Investor Presentation are furnished as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference, and will be available via the News & Events link within the Investors section of the Company’s website located at www.embecta.com, although the Company reserves the right to discontinue that availability at any time.
Item 9.01.Financial Statements and Exhibits.
(d)Exhibits
The following are furnished as exhibits to this report:

99.1	Embecta Corp. Press Release, dated May 22, 2025.

99.2	Embecta Corp. Investor Presentation, dated May 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBECTA CORP.

Dated: May 22, 2025	By:	/s/ Jacob Elguicze
Jacob Elguicze Chief Financial Officer

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